                                                                    Exhibit 99.1

                                Joint Filer Information

Name of Joint Filer:                        AEG Holdings, LLC

Address of Joint Filer:                     c/o Gores Holdings V, Inc.
                                            9800 Wilshire Blvd.
                                            Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:      10% Owner, Director

Issuer Name and Ticker or Trading Symbol:   Gores Holdings V, Inc. (GRSV)

Date of Event Requiring Statement:          08/05/2020
(Month/Day/Year)

Designated Filer:                           Gores Sponsor V LLC

Name of Joint Filer:                        Alec Gores

Address of Joint Filer:                     c/o Gores Holdings V, Inc.
                                            9800 Wilshire Blvd.
                                            Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:      10% Owner, Director

Issuer Name and Ticker or Trading Symbol:   Gores Holdings, IV, Inc. (GRSV)

Date of Event Requiring Statement:          08/05/2020
(Month/Day/Year)

Designated Filer:                           Gores Sponsor V LLC